EXHIBIT 99.1

Upexi Reports Fiscal Second Quarter 2024 Financial Results

TAMPA, FL, February 14, 2024 (ACCESSWIRE) – Upexi, Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a multi-faceted Amazon and Direct to Consumer brand owner and innovator in aggregation, today reported its financial results for the fiscal second quarter 2024 ending December 31, 2023.

“During the quarter we continued to focus on optimizing and streamlining our operations, investing in our higher margin Brand Products and generating positive Adjusted EBITDA. While revenue for the most recent fiscal second quarter decreased sequentially, the operating measures we took allowed us to increase gross profit margins to 38%, as compared to the prior fiscal first quarter of 31.8%. We also generated positive Adjusted EBITDA although revenue quarter-over-quarter was down. The revenue decrease sequentially was predominately related to the calculated decision to reduce risk of purchasing excess inventory in our re-commerce business. This business is carefully managed quarter-over-quarter based on opportunities that we determine are low risk and will yield us higher than normal margins for that business. We invested in our Brand Products, which increased revenue sequentially 16.7%.” Allan Marshall, CEO of Upexi continued, “We see further improvement to margins in the near term as we finalize the consolidation of our manufacturing facilities, which is expected to yield approximately $2 million in general and administrative expense reductions annually beginning at the end of April of this year. We remain committed to further expanding and enhancing our Brand Products and Re-commerce segments, capitalizing on new growth opportunities and delivering sustainable value.”

Fiscal Second Quarter 2024 Financial Highlights

•	Revenue was $21.8 million, compared to $26.7 million in fiscal Q2 2023 and $27.3 million in fiscal Q1 2024.
•	Branded Product revenue was $7.7 million, an increase of 16.7% as compared to $6.6 million in fiscal Q1 2024.
•	Branded Product revenue as a percentage of total revenue was 35.1% as compared to 24% in fiscal Q1 2024.
•	Cost of revenue was $13.6 million, compared to $16.7 million in fiscal Q2 2023 and $18.6 million in fiscal Q1 2024.
•	Gross Profit Margin was 38%, compared to 38% in fiscal Q2 2023 and 31.8% in fiscal Q1 2024.
•	GAAP Net loss attributable to Upexi, Inc. was $2.4 million, compared to net income of $2.7 million in fiscal Q2 2023 and net loss of $1.4 million in fiscal Q1 2024.
•	Adjusted EBITDA from continuing operations was $29,111 in fiscal Q2 2023, compared to $557,019 in fiscal Q2 2023 and $750,000 in fiscal Q1 2024.
•	Cash at December 31, 2023 was $1.8 million.
•	Total stockholders’ equity at December 31, 2023 was $25.5 million.

Fiscal Second Quarter 2024 and Subsequent Operational Highlights

•	Tytan Tiles Toy Brand launched its first licensed Disney Frozen Product on Amazon through its partnership with The Walt Disney Company.
•	In one month during the quarter, since Tytan Tiles launched its Disney Frozen Kit on Amazon on October 17, 2023, it rose to #1 for Amazon's New Releases in Preschool Building Sets, #3 top seller in Magnetic Building Sets, and broke into the top 400 in all Toys and Games on Amazon.
•	Subscription revenue across Health and Wellness grew approximately 5% per month.
•	Closed quarter with over 5,000 subscribers across Health and Wellness, up approximately 80% for 2023.

Financial Highlights for the Fiscal Second Quarter 2024 Ended December 31, 2023

Revenue for the fiscal second quarter 2024 totaled $21.8 million as compared to $26.7 million for the same period the prior year and $27.3 million for the fiscal first quarter 2024. The decrease in revenue was primarily due to lower re-commerce revenue through both Amazon channels and wholesale. During the quarter, there were certain wholesale transactions not completed as a decision from management that resulted in higher inventory and lower sales. Brand Product sales during the quarter increased 16.7% sequentially to $7.7 million as compared to $6.6 million led by the health and beauty product categories. Management will continue to focus on the development and growth of the high gross margin Brand Product sales.

Cost of revenue for the fiscal second quarter 2024 totaled $13.6 million, a decrease as compared to $16.7 million for the same period the prior year and $18.6 million for the fiscal first quarter 2024. The cost of revenue decrease was primarily related to a decrease in re-commerce sales discussed above.

Gross profit margin for the fiscal second quarter of 2024 and 2023 was approximately 38% during both periods. Gross profit margin during the quarter increased sequentially to 38% as compared to 31.8%.

Sales and marketing expenses for the fiscal second quarter 2024 decreased 18% compared with the same period in the prior year. The decrease in sales and marketing expenses was primarily related to Management’s efforts to refine sales strategies to focus on long-term recurring sales growth through subscription revenue and sales channel expansion. Management will continue to manage its sales and marketing budget strategically for direct-to-consumer sales channels as the Company capitalizes on an opportunity to take advantage of lower costs to estimated lifetime value of the customer. Management believes that this strategy will yield significant returns in the next 12 months. Management anticipates its advertising expenses will be reduced over time as a percentage of sales in the following quarters, which will increase overall profitability.

General and administrative expenses for the fiscal second quarter 2024 totaled $2.3 million, a decrease of 9%, as compared to $2.5 million for the same period the prior year. Management has managed its general and administrative costs and will continue to implement strategies to decrease the percentage of general and administrative costs when compared to total sales.

Adjusted EBITDA was approximately $29 thousand as compared to an Adjusted EBITDA of approximately $557 thousand for the same period the prior year and $750 thousand for the fiscal first quarter 2024.

The Company had a net loss from continued operations for the fiscal second quarter 2024 of $2.4 million as compared to net income of $2.7 million for the same period the prior year and a net loss of $1.4 million in the fiscal first quarter 2024.

As of December 31, 2023, the Company had cash of $1.8 million and total stockholders’ equity attributed to Upexi stockholders of approximately $25.5 million.

As of February 14, 2024, there are 20,889,384 shares of common stock outstanding.

Financial Results Conference Call

Event:	Fiscal Second Quarter 2024 Financial Results Conference Call

Date:	Wednesday, February 14, 2024

Time:	4:30 p.m. Eastern Time

Live Call:	1-877-407-9716 (U.S. Toll-Free) or 1-201-493-6779 (International)

Webcast:	https://ir.upexi.com/news-events/ir-calendar

For those unable to join the conference call, a dial-in replay of the call will be available until February 28, 2024 and can be accessed by dialing + 1-844-512-2921 (U.S. Toll Free) or + 1-412-317-6671 (International) and entering replay pin number: 13744405. Additional details are available under the Investor Relations section of the Company's website: https://upexi.com/investors.

About Upexi, Inc.:

Upexi is a multi-faceted brand owner with established brands in the health, wellness, pet, beauty and other growing markets. We operate in emerging industries with high growth trends and look to drive organic growth of our current brands. We focus on direct to consumer and Amazon brands that are scalable and have anticipated, high industry growth trends. Our goal is to continue to accumulate consumer data and build out a significant customer database across all industries we sell into. The growth of our current database has been key to the year over year gains in sales and profits. To drive additional growth, we have and will continue to acquire profitable Amazon and eCommerce businesses that can scale quickly and reduce costs through corporate synergies. We utilize our in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between our growing portfolio of brands.

2

FORWARD LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Adjusted EBITDA
	Three Months Ended
	30-Sep-23	31-Dec-23
Net income (Net loss) GAAP	(1,356,388)	(2,437,919)
Interest expense, net	874,185	1,077,084
Depreciation and amortization	1,472,905	1,485,648
Income Tax	(472,367)	(694,807)
Stock Compensation	421,887	330,584
Gain on sale of asset	(380,624)	39,691
Change in derivative liability	-	-
Lease Impairment	-	228,830
Loss from discontinued operations	193,040	-
Loss attributable to non-controlling interest	-	-
	$752,638	$29,111

Adjusted EBITDA

	Three Months Ended
	30-Sep-22	31-Dec-22
Net income (Net loss) GAAP	$(2,597,515)	$2,669,679
Interest expense, net	161,970	1,789,299
Depreciation and amortization	1,063,492	1,204,628
Income Tax	(708,201)	755,253
Stock Compensation	927,326	1,052,847
Gain on sale of asset	-	(7,564,363)
Change in derivative liability	(1,770)	3,540
Loss from discontinued operations	644,615	731,717
Loss attributable to non-controlling interest	(148,005)	(85,581)
	$(1,409,397)	$557,019

Use of Non-GAAP Financial Measures

The Company discloses and uses the above-mentioned non-GAAP financial measures internally as a supplement to GAAP financial information to evaluate its operating performance, for financial planning purposes, to establish operational goals, for compensation plans, to measure debt service capability, for capital expenditure planning and to determine working capital needs and believes that these are useful financial measures also used by investors. Non-GAAP adjusted EBITDA is defined as GAAP net income or net loss before interest, taxes, depreciation and amortization (EBITDA) adjusted for the non-cash stock compensation and stock option expense, acquisition, integration & restructuring expenses, charges and gains or losses from extinguishment of debt and other non-cash items. Non-GAAP EBITDA and non-GAAP adjusted EBITDA are not terms defined by GAAP and, as a result, the Company's measure of non-GAAP EBITDA and non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss as reported for GAAP on the Consolidated Statements of Operations, cash and cash flows on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company's financial statements prepared in accordance with GAAP. These non-GAAP financial measures are not a substitute for or presented in lieu of financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP should be read to obtain a comprehensive and thorough understanding of the Company's financial results. The reconciliations of non-GAAP EBITDA and non-GAAP adjusted EBITDA to GAAP operating income (loss) and/or GAAP net income (net loss) referred to in the highlights or elsewhere are provided in the schedules that are a part of this document.

Company Contact

Andrew Norstrud, Chief Financial Officer

Email: andrew.norstrud@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto

Email: Upexi@KCSA.com

Phone: (212) 896-1254

3

UPEXI, INC.
CONDENSED CONSOLDIATED BALANCE SHEETS (UNAUDITED)

	December 31,	June 30,
	2023	2023

ASSETS
Current assets
Cash	$1,844,420	$4,492,291
Accounts receivable	5,377,244	7,163,564
Inventory	14,663,908	11,557,128
Due from Bloomios	-	845,443
Prepaid expenses and other receivables	697,559	1,307,299
Current assets of discontinued operations	-	89,989
Total current assets	22,583,131	25,455,714

Property and equipment, net	7,600,398	7,526,463
Intangible assets, net	11,298,110	13,571,960
Goodwill	11,808,571	10,251,281
Deferred tax asset	6,771,230	5,604,056
Other assets	441,844	96,728
Assets held for sale	-	936,054
Right-of-use asset	1,657,463	410,811
Total other assets	39,577,616	38,397,353

Total assets	$62,160,747	$63,853,067

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$3,017,764	$3,969,746
Accrued compensation	495,228	533,842
Deferred revenue	104,149	-
Accrued liabilities	2,658,347	3,365,562
Acquisition payable	300,000	-
Current portion of notes payable	4,206,474	1,302,021
Current portion of convertible notes payable	-	1,254,167
Current portion of acquisition note payable	8,483,028	5,656,620
Current portion of related party note payable	-	1,429,356
Line of Credit	4,167,377	882,845
Current portion of operating lease payable	823,702	419,443
Current liabilities of discontinued operations	-	792,408
Total current liabilities	24,256,069	19,606,010

Operating lease payable, net of current portion	1,162,687	163,359
Related party note payable	1,459,630	-
Convertible notes payable	2,150,000	895,833
Acquisition notes payable, net of current	3,199,683	7,605,085
Notes payable, net of current portion	4,470,017	7,746,157
Total long-term liabilities	12,442,017	16,410,434

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.001 par value, 100,000,000 shares authorized, and 500,000 and 500,000 shares issued and outstanding, respectively	500	500
Common stock, $0.001 par value, 100,000,000 shares authorized, and 20,397,779 and 16,713,345 shares issued and outstanding, respectively	20,307	20,216
Additional paid in capital	52,437,336	51,522,229
Accumulated deficit	(26,995,482)	(23,201,175)
Total stockholders' equity attributable to Upexi, Inc.	25,462,661	28,341,770
Non-controlling interest in subsidiary		(505,147)
Total stockholders' equity	25,462,661	27,836,623

Total liabilities and stockholders' equity	$62,160,747	$63,853,067

4

UPEXI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Month's Ended December 31,
	2023	2022

Revenue
Revenue	$21,827,827	$26,741,562

Cost of Revenue	13,556,574	16,655,117

Gross profit	8,271,253	10,086,445

Operating expenses
Sales and marketing	2,691,368	3,297,144
Distribution costs	3,247,554	3,575,545
General and administrative expenses	2,303,220	2,517,651
Share-based compensation	330,584	1,052,847
Amortization of acquired intangible assets	1,157,029	1,102,756
Depreciation	328,619	240,958
	10,058,374	11,786,901

Loss from operations	(1,787,121)	(1,700,456)

Other income (expense), net
Change in derivative liability	-	(3,540)
Interest (expense) income, net	(1,077,084)	(1,789,299)

Other income (expense), net	(1,077,084)	(1,792,839)

Income (loss) on operations before income tax	(2,864,205)	(3,493,295)
Gain on sale of Infusionz and select assets	-	7,564,363
Gain (loss) from the sale of Interactive Offers	(39,691)	-
Lease settlement, California facility	61,138	-
Lease impairment, Delray Beach facility	(289,968)	-
(Loss) income from discontinued operations	-
Income tax benefit (expense)	694,807	(755,253)

Net income (loss) from continuing operations	(2,437,919)	3,315,815

(Loss) income from discontinued operations	-	(731,717)

Net loss attributable to non-controlling interest	-	85,581

Net income (loss) attributable to Upexi, Inc.	$(2,437,919)	$2,669,679

Basic income (loss) per share:
Income (loss) per share from continuing operations	$(0.12)	$0.15
(Loss) income per share from discontinued operations	$-	$(0.04)
Total income (loss) per share	$(0.12)	$0.15

Diluted income (loss) per share:
Income (loss) per share from continuing operations	$(0.12)	$0.17
(Loss) income per share from discontinued operations	$-	$-
Total income (loss) per share	$(0.12)	$0.17

Basic weighted average shares outstanding	20,306,871	17,540,427
Fully diluted weighted average shares outstanding	20,306,871	19,030,705

5